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                                 [Letterhead]




                      CONSENT OF INDEPENDENT ACCOUNTANTS

                               ----------------

We consent to the inclusion in this Post-Effective Amendment No. 23 to the Registration Statement of Cash Accumulation Trust on Form N-1A (File No. 2-91889) (the "Registration Statement") of our report dated October 23, 1996 on our audit of the statement of changes in net assets and financial highlights of National Money Market Fund of the Cash Accumulation Trust.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Custodian, Transfer and Shareholder Servicing Agent and Independent Accountants."



                                       /s/ Coopers & Lybrand L.L.P.
                                           Coopers & Lybrand L.L.P.


New York, New York
December 4, 1997